UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 15, 2008

Simtek Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-33248	84-1057605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

4250 Buckingham Dr. #100, Colorado Springs, CO 80907

(Address of Principal Executive Office)

(719) 531-9444

(Registrant’s telephone number, including area code)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

As previously disclosed, on August 1, 2008, Simtek Corporation, a Delaware corporation (the “Company”), Cypress Semiconductor Corporation (“Parent”), and Copper Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, Purchaser offered to purchase all outstanding shares of common stock (the “Common Stock”), $0.0001 par value per share, of the Company (the “Shares”) at a purchase price of $2.60 per Share net to the seller in cash without interest thereon, less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 15, 2008 (which, together with any amendments and supplements thereto, collectively constitute the “Offer to Purchase”) and in the related Letter of Transmittal (which, together with any amendments or supplements thereto and the Offer to Purchase, collectively constitute the “Offer”).

As previously disclosed, the Offer expired at 12:00 midnight, New York City time, on Friday, September 12, 2008. On September 15, 2008, Purchaser accepted for payment all Shares that were validly tendered and not withdrawn in the Offer. On September 16, 2008, in accordance with the terms of the Merger Agreement, Purchaser exercised its option to purchase directly from the Company 9,847,602 Shares (the “Top-Up Shares”) at a price of $2.60 per Share. The purchase of the Top-Up Shares, when combined with the Shares purchased in the Offer, was sufficient to give Purchaser aggregate ownership of approximately 92.35% of all of the outstanding Shares. On September 17, 2008, pursuant to the terms of the Merger Agreement, Purchaser merged with and into the Company (the “Merger”), with the Company being the surviving corporation and becoming a wholly-owned subsidiary of Parent. In the Merger, each outstanding Share not tendered and accepted for payment in the Offer (other than Shares held by stockholders who have properly and validly exercised their statutory appraisal rights under Delaware law) was converted into the right to receive $2.60 per Share, net to the seller in cash without interest thereon, less any required withholding taxes.

Item 2.01: Completion of Acquisition or Disposition of Assets

The information set forth in the Introduction above and Items 3.02 and 5.01 below is incorporated herein by reference.

Item 3.01: Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As a result of the Merger, the Company no longer fulfills the numerical listing requirements of the Nasdaq Capital Market (“Nasdaq”). Accordingly, following completion of the Merger, the Company notified Nasdaq and requested that Nasdaq (i) withdraw the Common Stock from listing on Nasdaq prior to the open of trading on September 19, 2008 and (ii) file with the SEC an application on Form 25 to report that the Common Stock is no longer listed on Nasdaq. As a result, the Common Stock will no longer be listed on Nasdaq. The Company has also filed with the SEC a certification on Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting that the Common Stock be deregistered and that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.02: Unregistered Sale of Equity Securities

As noted in the Introduction above, on September 16, 2008, in accordance with the terms of the Merger Agreement, Purchaser exercised its option to purchase the Top-Up Shares at a price of $2.60 per Share, the same amount paid for each Share tendered and accepted for payment by Purchaser pursuant to the Offer. Of this purchase price, $984.76 was paid in cash (which cash amount represents in aggregate the sum of the par value of the Top-Up Shares) and $25,602,780.44 was paid by delivery of a promissory note bearing interest at the rate of 3% per annum. The purchase of the Top-Up Shares, when combined with the Shares purchased in the Offer, was sufficient to give Purchaser aggregate ownership of approximately 92.35% of the total outstanding Shares.

The Top-Up Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration under Section 4(2) of the Securities Act. The offering was not a “public offering” as defined in Section 4(2) of the Securities Act due to the fact that Purchaser was the only person involved in the transaction, the size of the offering, and the manner of the offering. In addition, Purchaser had the necessary investment intent as required by Section 4(2) of the Securities Act because the Top-Up Shares were issued to facilitate the Merger pursuant to which the Company has become a wholly-owned subsidiary of Parent. Based on the above factors, the Company believes that this issuance of the Top-Up Shares meets the requirements to qualify for the exemption under Section 4(2) of the Securities Act.

Item 3.03: Material Modification to Rights of Security Holders

As a result of the consummation of the Merger on September 17, 2008, each outstanding Share not tendered and accepted for payment in the Offer (other than Shares held by stockholders who have properly and validly exercised their statutory appraisal rights under Delaware law) was converted into the right to receive $2.60 per Share, net to the seller in cash without interest thereon, less any required withholding taxes.

Item 5.01: Changes in Control of Registrant

On September 17, 2008, pursuant to the terms of the Merger Agreement, Purchaser merged with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent.

Each Share validly tendered and accepted for payment (including Shares tendered by notice of guaranteed delivery) at the expiration of the Offer was accepted by Purchaser on September 15, 2008 for payment at a purchase price of $2.60 per Share net to the seller in cash without interest thereon, less any required withholding taxes. The funds used by Purchaser to purchase the Shares were from working capital. In connection with the Merger, each outstanding Share not tendered in the Offer (other than Shares held by the Company, Parent and Offeror and Shares held by stockholders who properly perfect appraisal rights under Delaware law) was converted into the right to receive $2.60 per Share net to the seller in cash without interest thereon, less any required withholding taxes.

To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a further change in control of the Company.

The information set forth in the Introduction and Item 3.02 above is incorporated herein by reference.

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the consummation of the Merger and in accordance with the Merger Agreement, the directors and officers of the Purchaser replaced the directors and officers of the Company, effective as of the effective time of the Merger.

Item 5.03: Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the Merger Agreement, at the effective time of the Merger, the Company’s certificate of incorporation was amended and restated in its entirety to be identical to the certificate of incorporation of Purchaser, as in effect immediately prior to the effective time of the Merger (except that the name of the surviving corporation set forth therein is “Simtek Corporation”), and such amended and restated certificate of incorporation became the certificate of incorporation of the surviving corporation.

Pursuant to the Merger Agreement, at the effective time of the Merger, the bylaws of Purchaser, as in effect immediately prior to the effective time of the Merger, became the bylaws of the surviving corporation.

Item 8.01: Other Events

Closing of the Merger

On September 17, 2008, pursuant to the terms of the Merger Agreement, Purchaser merged with and into the Company, with the Company being the surviving corporation and a wholly-owned subsidiary of Parent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMTEK CORPORATION

By:	/s/ Neil H. Weiss
Neil H. Weiss, President and Chief Executive Officer

September 22, 2008

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